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                                                                   EXHIBIT 10(h)


                              EMPLOYMENT AGREEMENT


     This agreement made as of this 19th day of October, 1998, by and between Goddard Industries, Inc., 705 Plantation Street, Worcester, Massachusetts ("Employer") and Salvatore J. Vinciguerra, 5 Byfield Road, Newton, Massachusetts ("Employee"), (hereinafter "Agreement").

WHEREAS, Employer, through subsidiaries, is in the business of manufacturing and distributing cryogenic valves and importing and distributing plumbing supplies; and

WHEREAS, Employer desires to employ Employee in the position of Chief Executive Officer, President and Treasurer and Employee desires to be so employed.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties agree as follows:

1. TERM. This Agreement commences on October 19, 1998. This Agreement shall continue in effect unless and until it is terminated by Employer or Employee in accordance with this Agreement.

2. EMPLOYMENT-AT-WILL. Employment with Employer is on an at-will basis. Employer retains the right to terminate Employee for any reason, or no reason, at any time. No notice or pay shall be required if termination is for "cause" as defined in Section 5 below. In the event of termination by Employer, Employer will pay Employee six (6) months' Salary, as hereinafter defined, at the time of termination. Employee has the right to terminate employment with Employer at any time for any reason, or no reason.

3. SCOPE OF DUTIES. Employee shall be employed by Employer as its Chief Executive Officer, President and Treasurer. Employee will, if so elected, serve in any other office of Employer and as an officer or director of any subsidiary or affiliate of Employer without compensation in addition to that provided in this Agreement. In addition, Employer shall use reasonable efforts to cause Employee to be elected to its Board of Directors. During the term of employment, Employee's full working time, attention and best efforts shall be devoted to the furtherance of the business of Employer. In accordance with the foregoing, Employee shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that nothing herein shall be construed as preventing Employee from:

(a) investing his assets in a manner not otherwise prohibited by this Agreement, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

(b) serving on the board of directors of any company, which is not competitive with Employer, provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or


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(c)  engaging in religious, charitable, or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

Employee represents that, in the performance of his services for Employer, he will regularly and typically exercise sound discretion and independent judgment with respect to the significant matters entrusted to him. Employee agrees to adhere to applicable Employer policies, procedures and requirements performing his assigned work. Employee further agrees to exert his best efforts and to conduct himself in a professional manner at all times. Employer employs Employee and Employee accepts employment upon the terms and conditions set forth in this Agreement.

4.   COMPENSATION PLAN.

(a) SALARY. A Salary at the rate of One Hundred Forty Thousand ($140,000.00) Dollars per year shall be paid to Employee by Employer in equal installments at such intervals as Employer generally pays its officers. For purposes of this Agreement, the term "Salary" shall mean the annual amount as fixed from time to time by the Board of Directors, customarily denominated as Salary, before deductions for income tax, social security tax and other customary withholdings. Salary shall not include any payment or other benefit which is denominated as or is in the nature of a bonus, incentive payment, profit sharing payment, performance share award, stock option, retirement or pension accrual, insurance benefit, other fringe benefit or expense allowance, whether or not taxable to Employee as income.

(b) INCENTIVE COMPENSATION. Employee will be paid a bonus of up to twenty-five percent (25%) of Salary within ninety (90) days following the end of each fiscal year of Employer commencing with the 1999 fiscal year. The precise amount of such bonus shall be determined by the Board of Directors based upon its good faith evaluation of Employee's performance.

(c) INCENTIVE STOCK OPTIONS. Employer shall grant Employee incentive stock options ("ISO") in the amount of Two Hundred Thousand (200,000) shares of common stock as of October 19, 1998, pursuant to Employer's 1998 Equity Incentive Plan, subject to ratification by Employer's stockholders at the next annual meeting of stockholders. In addition to any previously vested option shares, the ISO shall automatically vest and be exercisable by Employee to the extent of seventy-five (75%) percent of the not yet vested option shares upon any Change of Control of Employer, as defined in Exhibit A. In addition to any previously vested option shares, the ISO shall also automatically vest and be exercisable by Employee to the extent of seventy-five (75%) percent of the not yet vested option shares upon termination by Employer for reasons other than for cause, as defined in
Section 5 of this Agreement. The term of the ISO shall commence on October 19, 1998 and shall continue for ten (10) years with vesting of twenty-five percent (25%) per year, commencing at the end of the first year of employment. The grant price shall be the mean between the bid and asked prices on the date of grant.


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(d)  OTHER BENEFITS.            Employee shall be entitled to the following
                                benefits:

     Health Insurance:          Employer shall contribute $300 per month toward
                                Employee's Health Insurance for family plan.

     Life Insurance:            Employer shall provide Life Insurance to
                                Employee in an amount equal to 75% of Employee's annual base salary.

     Disability Insurance:      If Employee shall be entitled to disability
                                payments as determined by Employer in accordance with its practice for determining such eligibility, Employer shall pay Employee his Salary (in the manner in which it is usually paid pursuant to Section 4(a) above) for up to six (6) months of such disability.

     401K Plan:                 Employee may make such contributions to the 401K
                                Plan as determined by applicable law. Employer shall contribute 25% of the first $5,000 of Employee's contributions per year.

     Profit Sharing Plan:       Employer's contribution if any, to Employer's
                                Profit Sharing Plan, shall be determined each year by Employer's Board of Directors.
                                Employee's share of such Employer contributions shall be pro rata based on Employee's Salary plus bonus.

     Vacation:                  Employee shall be entitled to four (4) weeks'
                                paid vacation per year.

     Automobile:                Employer shall provide Employee with an
                                automobile.

     Business Expenses:         Employer shall, subject to such requirements
                                with respect to substantiation and documentation as may be specified by Employer, reimburse
                                Employee for all reasonable and necessary travel and other business expenses incurred by Employee in the performance of his duties.

(e) COMPENSATION IF CHANGE OF CONTROL. If Employer undergoes a Change of Control (as defined in Exhibit A), which is agreed to by the Board of Directors, and a VOLUNTARY or involuntary termination of Employee's employment occurs subsequent to a Change of Control within twenty-four (24) months after the date on which such Change of Control occurs, Employee shall be entitled to receive an amount equal to twelve (12) months' Salary at the rate then in effect. Employee's compensation in the case of Change of Control to which the Board of Directors does not agree is covered by the presently existing policy of Employer, which grants five years of Salary to Employee.


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5.   TERMINATION FOR CAUSE.

(a) This Agreement may be terminated effective immediately by the Board of Directors of Employer for cause by written notice to Employee, which shall set forth the specific nature of the reasons for termination. Only the following acts or omissions by Employee shall constitute "cause" for such termination: (i) the commission of a felony related to Employer's affairs; (ii) deliberate dishonesty significantly detrimental to the best interest of Employer or any subsidiary thereof; or (iii) willful disloyalty to Employer or refusal or failure of Employee to obey the proper directions of the Board of Directors.

(b) Employee's obligation with respect to non-competition (as described in section 6 below) shall continue in full force and effect following termination without regard to the reason or circumstances of the termination.

6.   NON-COMPETITION.

(a) During the term of this Agreement and for a period of twelve (12) months thereafter, Employee shall not (i) engage directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of Employer or its affiliates, in any activity in competition in any material respect with the business of Employer ("Employer's Business") or its affiliates, or in competition in any material respect with Employer's Business or that of its affiliates, solicit or otherwise attempt to establish any business relationships with any persons, firm or corporation which was, at any time during the term of this Agreement, a customer or supplier of Employer, wherever located, or (ii) disclose any confidential information of Employer or its affiliates which is now known to Employee or which hereafter may become known to Employee as a result of Employee's employment or association with Employer or use the same in any way other than in connection with the business of Employer or its affiliates. Employee acknowledges that Powell Valve Corp., Rego Valve, Bestabell Company, Circle Seal (Watts) and Cryolab are among Employer's direct primary competitors.

(b) Employee recognizes that these restrictions on competition are reasonable because of Employer's investment and goodwill in its customer lists and other proprietary information and its continued efforts and investment in expanding the scope of its businesses and trading area and Employee's knowledge of Employer's Business and business plan. However, if any period of time, geographical area or other terms should be judged unreasonable in any judicial proceeding, then the period of time, geographical area or other terms shall be reduced to such extent as may be deemed required so as to be reasonable and enforceable.

(c) For the purposes of this Agreement, Employer's Business includes manufacturing and distributing cryogenic valves and importing and distributing plumbing supplies. Employer's Business includes all component parts, processes and related customer services whether designed, manufactured or provided by Employer or obtained from outside sources, and further includes any related product or business added during the term of this Agreement.



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7.   CONFIDENTIAL INFORMATION.

(a) CONFIDENTIAL INFORMATION. Employee recognizes that, by reason of his employment with Employer, he will be engaged in, have contact with, and gain knowledge of proprietary information relating to, and concerned with, the actual or contemplated business operations, products and policies of Employer, its suppliers, customers and other persons. (For purposes of this Agreement, the term "proprietary information" includes all trade secrets, customer information, inventions, discoveries, processes, formulae, records, computer programs or data, agreements, business and financial systems, plans and policies, prospects and opportunities discussed or considered by Employer (such as lending relationships, product development, potential acquisitions or dispositions of business or facilities) or any information or knowledge which is confidential and not public.) Accordingly, Employee agrees that:

          (i) He will not during his employment by Employer or after its termination, directly or indirectly disclose to any other person or entity, or use for his own account, or for other than Employer's business, without first obtaining the written consent of Employer, any proprietary information arising out of or obtained in the course of Employee's employment with Employer. Employee shall at all times keep confidential all proprietary information belonging to Employer, any clients of Employer or affiliated or subsidiary companies, and the licensees, clients, customers, consultants or collaborators of any of them. Employee will in turn not disclose to Employer any confidential information or material belonging to others.

          (ii) He will retain no copies of, and shall promptly deliver to Employer at the termination of his employment or at any other time Employer may request, all memoranda, notes, records, models, sketches, plans or other documents made or compiled by or delivered to him concerning any proprietary information of Employer.

(b) INVENTIONS AND PATENTS. Employee agrees that any and all inventions, discoveries, computer programs, ideas or improvements (the "Inventions") in any way relating to the business of Employer shall immediately become the sole and absolute property of Employer and shall be immediately disclosed to Employer for its sole use and benefit. Employee agrees that, upon request of Employer, he will at any time, whether or not then in the employ of Employer, sell and assign all his right, title and interest to such Inventions to Employer, its successors or assigns, and give Employer the right to have letters patent or copyrights issued thereon issued in its name, and will give Employer the right to apply for and obtain patents or copyrights on such Inventions in any and all countries foreign to the United States as Employer may select.

     Employee will at any time, whether or not then in the employ of Employer, upon the request of Employer and without further remuneration, (i) execute, acknowledge and deliver to Employer, any document which Employer shall deem necessary to effect valid assignments to it of all Employee's right, title and interest in, to and under the Inventions and any licenses and rights to grant licenses acquired by him, and (ii) execute any document which Employer shall deem necessary to enable it to file and prosecute applications for copyright or letters patent of the United States and any foreign country on such Inventions, and (iii) do all other things (including


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the giving of evidence in suits, interferences, oppositions, revocations and other proceedings) that Employer shall deem necessary or convenient for copyrighting, patenting or prosecuting or asserting copyrights or patents for any and all such Inventions, for the prosecution of applications for the reissue, renewal and extension of such copyrights or patents and for the establishing of any fact becoming known to Employee as an incident to his employment.

8. CONFLICTING AGREEMENTS. Employee represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his duties hereunder.

9. REMEDIES FOR BREACHES. Employee agrees that any breach of Paragraph 6 regarding non-competition would cause Employer irreparable harm and that money damages would be an inadequate remedy for any such breach, because damages are not susceptible to exact measurement in dollars. Therefore, Employer shall be entitled to injunctive relief (including, but not limited to a temporary restraining order, preliminary injunction or permanent injunction) to prohibit such breaches. Employer will also be entitled to costs and attorneys' fees in the event of a breach of Section 6. This paragraph in no way limits the remedies Employer has at law or in equity for breaches of any other paragraph of this Agreement.

10. ASSIGNMENT. Employee's rights, obligations and duties under this Agreement shall not be assigned by, nor are they assignable by, Employee.

11. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and if it is sent by registered mail, return receipt requested to the parties at the addresses specified in the opening paragraph of this Agreement. Notwithstanding the foregoing, delivery by hand shall be deemed sufficient for any notices between Employer and Employee.

12. ENTIRE AGREEMENT. This instrument contains the entire Agreement of the parties. This Agreement supersedes and terminates all prior agreements between the parties and the parties agree and understand that any such prior agreement shall not be effective unless contained in a writing expressly identifying it as a modification and signed by Employee and by an officer of Employer.

13. SEVERABILITY. Each provision of this Agreement shall be considered severable such that if any one provision or clause conflicts with existing or future applicable law, or may not be given full effect because of such law, this shall not affect any other provision of the Agreement which, consistent with such law, shall remain in full force and effect. All surviving clauses shall be construed so as to effectuate the purpose and intent of the parties.

14. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and any litigation in connection herewith shall be brought in the state or federal courts of the Commonwealth of Massachusetts. Employee consents to personal jurisdiction in the Commonwealth of Massachusetts.


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15.  WAIVER. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist on strict performance of any condition, promise, agreement or understanding contained in this Agreement shall not be construed as a waiver or relinquishment of the right to insist on strict performance of the same condition, promise, agreement or understanding at any future time.

16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. EFFECT OF HEADINGS. Headings are for convenience of reference only and shall not effect the meaning or construction of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the date first written above.



GODDARD INDUSTRIES, INC.


By: __________________________                    ______________________________
    Saul I. Reck, President                       Salvatore J. Vinciguerra




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                                    EXHIBIT A
                         DEFINITION OF CHANGE OF CONTROL

"Change of Control" shall mean the occurrence of any one of the following events:

(1) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) BECOMES a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than Employer, any trustee or other fiduciary holding securities under an employee benefit plan of Employer, or any Corporation owned, directly or indirectly, by the stockholders of Employer in substantially the same proportions as their ownership of stock of Employer), directly or indirectly, of securities of Employer representing 50% of more of the combined voting power of Employer's then outstanding securities; or

(2) persons who, as of the date of this Agreement, constituted Employer's Board of Directors and persons becoming directors of Employer subsequent to the date of this Agreement whose election was proposed or approved by at least a majority of the then existing directors cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board;

(3) the stockholders of Employer approve a merger or consolidation of Employer with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of Employer (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Employer's then outstanding securities; or

(4) the stockholders of Employer approve a plan of complete liquidation of Employer or an agreement for the sale or disposition by Employer of all or substantially all of Employer's assets, which plan or agreement is consummated and closed.



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